Exhibit 99.2

Expedia Group, Inc. Announces Cash Tender Offer For Up To $950,000,000 In Aggregate Purchase Price Of Its Outstanding 6.250% Senior Notes Due 2025

SEATTLE, Washington – February 16, 2021 – Expedia Group, Inc. (“Expedia Group” or the “Company”) today announced the commencement of a cash tender offer (the “Offer”) for an aggregate purchase price of up to $950,000,000 (as it may be increased by the Company, the “Maximum Amount”) of its 6.250% Senior Notes due 2025 (the “Notes”) at the purchase price indicated below. Holders whose Notes are purchased pursuant to the Offer will be paid accrued and unpaid interest on the Notes from, and including, the most recent interest payment date for such series of Notes prior to the applicable settlement date to, but not including, the applicable settlement date (“Accrued Interest”).

				Dollars per $1,000 Principal Amount of Notes(1)
Title of Security	CUSIP/ISIN	Aggregate Principal Amount Outstanding	Aggregate Maximum Purchase Price (Maximum Amount) (1)	Tender Offer Consideration	Early Participation Amount	Total Consideration(2)
6.250% Senior Notes due 2025	CUSIP: 30212PAS4 (144A) ISIN: US30212PAS48 (144A) CUSIP: U3010DAH3 (Reg S) ISIN: USU3010DAH36 (Reg S)	$2,000,000,000	$950,000,000	$1,132.50	$50	$1,182.50

(1) Excludes Accrued Interest. Holders whose Notes are accepted will also receive Accrued Interest on such Notes.

(2) The Total Consideration payable for the Notes includes the Early Participation Amount and will be a price per $1,000 principal amount of the Notes validly tendered in the Offer at or prior to the Early Participation Date for the Offer and accepted for purchase by us.

The Offer is being made pursuant to an Offer to Purchase, dated today, which contains detailed information concerning the terms of the Offer. Capitalized terms used in this announcement but not defined have the meanings given to them in the Offer to Purchase. Holders are advised to check with any bank, securities broker or other intermediary through which they hold the Notes to determine when such intermediary would require receipt of instructions from a holder in order for that holder to be able to participate in the Offer before the deadlines described herein. The deadlines set by any such intermediary and The Depository Trust Company for the tender of Notes may be earlier than the deadlines specified herein.

The Offer will expire at 11:59 p.m., New York City time, on March 15, 2021 unless extended or earlier terminated by the Company (the “Expiration Date”). Holders of Notes that are validly tendered at or prior to 5:00 p.m., New York City time, on March 1, 2021 (unless extended by the Company in its sole and absolute discretion) (such date and time, as the same may be extended, the “Early Participation Date”), and not validly withdrawn, and accepted for purchase by the Company will receive the applicable Total Consideration for their Notes set forth in the table above, which includes the Early Participation Amount. Holders validly tendering their Notes after the Early Participation Date, but at or prior to the Expiration Date, will be eligible to receive the applicable “Tender Offer Consideration,” which is an amount equal to the applicable Total Consideration less the Early Participation Amount. In addition, payments for Notes purchased will include Accrued Interest on such Notes.

Tendered Notes may be withdrawn at any time at or prior to 5:00 p.m., New York City time, on March 1, 2021 (unless extended by the Company in its sole and absolute discretion) (such date and time, as the same may be extended, the “Withdrawal Date”), but not thereafter unless otherwise required by applicable law. The Company will accept for payment, and thereby purchase, all Notes validly tendered and not validly withdrawn pursuant to the Offer at or prior to the Expiration Date, subject to the Maximum Amount and proration (if applicable), provided that Notes tendered at or prior to the Early Participation Date will be accepted for purchase in priority to Notes tendered after the Early Participation Date, but at or prior to the Expiration Date. If, on the Early Payment Date, Notes are purchased in the Offer representing an aggregate purchase price that is equal to the Maximum Amount for the Offer, no additional Notes will be purchased in the Offer, and there will be no final settlement date for the Offer.

Expedia Group reserves the right, but is under no obligation, to increase the Maximum Amount at any time, subject to compliance with applicable law, which could result in Expedia Group purchasing a greater aggregate principal amount of Notes in the Offer. There can be no assurance that Expedia Group will exercise its right to increase the Maximum Amount. If Expedia Group increases the Maximum Amount, it does not expect to extend the Withdrawal Date, subject to applicable law. Accordingly, holders should not tender any Notes that they do not wish to have purchased in the Offer.

Expedia Group is making the Offer in order to retire Notes prior to their maturity. Substantially concurrently with the commencement of the Offer, Expedia Group has commenced an offering of Senior Notes (the “Senior Notes”) and Convertible Senior Notes (the “Convertible Notes,” and the issuance of Senior Notes and/or Convertible Notes, the “Financing Transaction”), subject to market and other conditions. This press release is not an offer to sell, or a solicitation of an offer to purchase, the Senior Notes or the Convertible Notes.

Also substantially concurrently with the commencement of the Offer, Expedia Group issued a conditional notice of redemption (the “Redemption”) for all of its outstanding 7.000% Senior Notes due 2025 (the “7.000% Notes”), which were issued on May 5, 2020 in the aggregate principal amount of $750 million, with an expected redemption date of March 3, 2021 (the “Redemption Date”), at a redemption price equal to 100% of the principal amount of the 7.000% Notes to be redeemed, plus the Applicable Premium (as defined in the indenture governing the 7.000% Notes) as of, and accrued and unpaid interest thereon to but excluding, the Redemption Date (the “Redemption Price”). Notwithstanding the foregoing, the Redemption is conditioned on the receipt of aggregate net proceeds (after the payment of any fees and expenses related to the Financing Transaction) of the Financing Transaction in an amount equal to no less than the Redemption Price.

The Offer is conditioned upon, among other things, (i) Expedia Group receiving aggregate net proceeds from the Financing Transaction (after the payment of any fees and expenses related to the Financing Transaction) in an amount equal to no less than the sum of the Maximum Amount and the Redemption Price and (ii) the satisfaction of certain customary conditions described in the Offer to Purchase. The Offer is not conditioned upon the tender of any minimum principal amount of Notes. Subject to applicable law, Expedia Group may, at its sole discretion, waive any condition applicable to the Offer and may extend the Offer. Under certain conditions and as more fully described in the Offer to Purchase, Expedia Group may terminate the Offer before the Expiration Date.

Expedia Group has appointed BofA Securities, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC to act as dealer managers for the Offer, and has retained D.F. King & Co., Inc. to serve as the tender agent and information agent. Requests for documents may be directed to D.F. King & Co., Inc. by email at expe@dfking.com or by telephone at +1 212-269-5550 (banks and brokers) or +1 800-829-6551. Questions regarding the Offer may be directed to BofA Securities at (980) 387-3907, Goldman Sachs & Co. LLC at (212) 357-1452 and J.P. Morgan Securities LLC at (917) 808-9154.

This announcement is not (i) an offer to sell or purchase, or a solicitation of an offer to purchase or sell, any securities or (ii) a notice of redemption or an obligation to issue a notice of redemption. The Offer is being made solely by Expedia Group pursuant to the Offer to Purchase. The Offer is not being made to, nor will Expedia Group accept tenders of Notes from, holders in any jurisdiction in which the Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the views of our management regarding current expectations and projections about future events and are based on currently available information. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, but not limited to, those discussed in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, as well as those discussed elsewhere in our public filings with the Securities and Exchange Commission (“SEC”). COVID-19, and the volatile regional and global economic conditions stemming from it, and additional or unforeseen effects from the COVID-19 pandemic, could also give rise to or aggravate these risk factors, which in turn could materially adversely affect our business, financial condition, liquidity, results of operations (including revenues and profitability) and/or stock price. Further, COVID-19 may also affect our operating and financial results in a manner that is not presently known to us or that we currently do not consider to present significant risks to our operations. Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition and results of operations. Accordingly, readers should not place undue reliance on these forward-looking statements. The use of words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “goal,” “intends,” “likely,” “may,” “plans,” “potential,” “predicts,” “projected,” “seeks,” “should” and “will,” or the negative of these terms or other similar expressions, among others, generally identify forward-looking statements; however, these words are not the exclusive means of identifying such statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. We are not under any obligation to, and do not intend to, publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Please carefully review and consider the various disclosures made in this press release and in our reports filed with the SEC that attempt to advise interested parties of the risks and factors that may affect our business, prospects and results of operations.

Disclaimer

This announcement must be read in conjunction with the Offer to Purchase. This announcement and the Offer to Purchase (including the documents incorporated by reference therein) contain important information which must be read carefully before any decision is made with respect to the Offer. If any holder of Notes is in any doubt as to the action it should take, it is recommended to seek its own legal, tax, accounting and financial advice, including as to any tax consequences, immediately from its stockbroker, bank manager, attorney, accountant or other independent financial or legal adviser. Any individual or company whose Notes are held on its behalf by a broker, dealer, bank, custodian, trust company or other nominee or intermediary must contact such entity if it wishes to participate in the Offer. None of Expedia Group, the dealer managers, the tender and information agent, or any person who controls or is a director, officer, employee or agent of such persons, or any affiliate of such persons, makes any recommendation as to whether holders of Notes should participate in the Offer.

About Expedia Group

Expedia Group is the world's travel platform, and our mission is to power global travel for everyone, everywhere. We believe travel is a force for good. Travel is an essential human experience that strengthens connections, broadens horizons and bridges divides. We leverage our platform and technology capabilities across an extensive portfolio of businesses and brands to orchestrate the movement of people and the delivery of travel experiences on both a local and global basis. Our family of travel brands includes: Brand Expedia®, Hotels.com®, Expedia® Partner Solutions, Vrbo®, Egencia®, trivago®, HomeAway®, Orbitz®, Travelocity®, Hotwire®, Wotif®, ebookers®, CheapTickets®, Expedia Group™ Media Solutions, CarRentals.com™, Expedia® Cruises™, Classic Vacations®, Traveldoo® and VacationRentals.com.

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